                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                              CASTLE & COOKE, INC.
                                       TO
                        CASTLE ACQUISITION COMPANY, INC.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF
                            FLEXI-VAN LEASING, INC.
                   (Not to be Used for Signature Guarantees)

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, having no par value (the "Shares"), of Castle & Cooke, Inc., a Hawaii corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in PROCEDURE FOR TENDERING SHARES of the Offer to
Purchase) or during a subsequent offering period provided pursuant to Rule
14d-11, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date or during a subsequent offering period provided pursuant to Rule 14d-11. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See PROCEDURE
FOR TENDERING SHARES of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                         EQUISERVE TRUST COMPANY, N.A.

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
          BY MAIL:                  BY OVERNIGHT COURIER                   BY HAND:

EquiServe Trust Company, N.A.   EquiServe Trust Company, N.A.   Securities Transfer & Reporting
   Attn: Corporate Actions         Attn: Corporate Actions              Services, Inc.
        P.O. Box 8029                 150 Royall Street        c/o EquiServe Trust Company, N.A.
    Boston, MA 02266-8029             Canton, MA 02021            100 William Street/Galleria
                                                                      New York, NY 10038

                        BY FACSIMILE TRANSMISSIONS (FOR
                          ELIGIBLE INSTITUTIONS ONLY)
                                 (781) 575-2232
                      CONFIRM BY TELEPHONE: (800) 733-5001

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Guarantee below must be completed.

Ladies and Gentlemen:

    The undersigned hereby tenders to Castle Acquisition Company, Inc. a Hawaii corporation (the "Purchaser") and wholly-owned subsidiary of Castle & Cooke Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Flexi-Van Leasing, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated May 31, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares specified below of common stock, having no par value (the "Shares"'), of Castle & Cooke, Inc., a Hawaii corporation, pursuant to the guaranteed delivery procedures set forth in PROCEDURE FOR TENDERING SHARES of the Offer to Purchase.

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
Number of Shares                               Name(s) of Holders:

Certificate Nos. (if available):

                                                           Please Type or Print
If Shares will be delivered by book-entry      Address(es):
transfer, please provide account number
information with respect to Cede & Co.
Depository Trust Company.

Account No.:                                                                      (Zip Code)

                                               Area Code and Telephone No.:

                                               Signature(s):
Dated:
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                                       2

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion
Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at Cede & Co. Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's
Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.
Failure to do so could result in a financial loss to such Eligible Institution.

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
Name of Firm:                                  Authorized Signature:

Address:                                       Title:

                                               Name:

                                   (Zip Code)                           Please Type or Print

Area Code and Telephone No.

                                               Dated:

       NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE.
               CERTIFICATES EVIDENCING SHARES SHOULD BE SENT WITH
                          YOUR LETTER OF TRANSMITTAL.

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